UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2011

ALVERON ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50493	98-0412431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Don Mills Road, Suite 1405 Toronto, Ontario	M3C 1S9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 647-435-9852

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on August 30, 2011, Mr. Changbao Lu was removed as the President, Chief Executive Officer and a director of the Company and Mr. William Tien was removed as the Chief Financial Officer of Alveron Energy Corp. (the “Company”) due to majority consent in lieu of special meeting of shareholders of the company on August 30, 2011.

Effective on the same day, Mr. Sang-Ho Kim was appointed as President, Chief Executive Officer, Chief Financial Officer of the Company and Mr. Surendran Shanmugam was appointed as Secretary and Board of Directors of the Company.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2011	ALVERON ENERGY CORP.

	By:	/s/ Sang-Ho Kim
Name: Sang-Ho Kim
Title: President, Chief Executive Officer